SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(AMENDMENT NO.     )

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☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SPARK NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPARK NETWORKS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Spark Networks, Inc., a Delaware corporation (the “Company”), to be held at the Company’s principal executive offices located at 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211 on October 8, 2007 at 10:00 am Pacific Standard Time.

The Annual Meeting of the Company is being held for the following purposes:

1.	To elect members to the board of directors to serve for three-year terms;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2007;

3.	To approve the Spark Networks, Inc. 2007 Omnibus Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The board of directors recommends a vote “for” the director nominees and for each proposal listed above.

The board of directors has fixed the close of business on August 21, 2007 as the record date (the “Record Date”) for determining those stockholders who will be entitled to vote at the Annual Meeting.

The Company’s Annual Report to Stockholders for the year ended December 31, 2006 is enclosed with this notice. The following proxy statement and enclosed proxy card is being sent to each stockholder as of the Record Date. You are cordially invited to attend the Annual Meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy card and return it in the enclosed postage paid envelope. The giving of this proxy card will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy card promptly to avoid the expense of additional proxy solicitation.

FOR THE BOARD OF DIRECTORS

Corporate Secretary

Dated: August 22, 2007

Beverly Hills, California

SPARK NETWORKS, INC.

PROXY STATEMENT

For Annual Meeting to be Held

October 8, 2007 at 10:00 am Pacific Standard Time

This proxy statement is delivered to you by Spark Networks, Inc. (“we,” “us,” the “Company,” or “Spark”), a Delaware corporation, in connection with the Annual Meeting of Stockholders of the Company to be held on October 8, 2007 at 10:00 am Pacific Standard Time at 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211 (the “Annual Meeting”). The approximate mailing date for this proxy statement and the enclosed proxy is August 27, 2007.

The purpose of the Annual Meeting is to seek stockholder approval of three proposals: (1) electing two directors to the board of directors; (2) ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007; and (3) approving the Spark Networks, Inc. 2007 Omnibus Incentive Plan.

Annual Report

Our annual report to stockholders for the year ended December 31, 2006 will be concurrently provided to each stockholder at the time we send this proxy statement and the enclosed proxy and is not to be considered a part of the proxy-soliciting material.

Quorum; Voting Rights

Holders of our common stock of record at the close of business on August 21, 2007 (“the Record Date”) will be entitled to vote at the Annual Meeting. There were 27,451,889 shares of common stock outstanding as of the Record Date. Each share of our common stock is entitled to one vote, and the presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock, is necessary to constitute a quorum for the Annual Meeting. Abstentions and broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies. Stockholders may not cumulate their votes.

Voting Your Proxy

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to vote in advance. If you choose to vote by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

Stockholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone, the Internet or mail. You should follow the instructions you receive from your nominee to vote those shares. If you are a stockholder who owns shares through a nominee and attends the Annual Meeting, you should bring a letter from your nominee identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted for (1) the election of the nominees for director named herein; (2) the reappointment of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2007; and (3) the approval of the Spark Networks, Inc. 2007 Omnibus Incentive Plan. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Representatives of our transfer agent will assist us in the tabulation of the votes.

Effect of Abstentions and Broker Non-Votes

An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. Under American Stock Exchange rules, brokers that hold shares of our common stock in “street” name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters without specific instructions from those customers.

Abstentions and broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will have no effect on the election of the director nominees, but will be counted as votes against the ratification of the appointment of Ernst & Young and the approval of the 2007 Omnibus Incentive Plan. Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the appointment of our independent registered public accounting firm; however, brokers that do not receive instructions are not entitled to vote on the approval of the 2007 Omnibus Incentive Plan. Any broker “non-votes” will have no effect on the outcome of the matter (i.e. they will be neither a vote “for” nor a vote “against” the proposal).

Revoking Your Proxy

Any proxy given may be revoked at any time prior to its exercise by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Annual Meeting. The Company’s principal executive office is located at 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211.

Solicitation of Proxies

The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and other regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company has retained Georgeson, Inc. a proxy solicitation firm, for assistance with the distribution of the materials to beneficial stockholders and the solicitation of proxies for the annual meeting at a cost of approximately $9,000 and reimbursement of reasonable out-of-pocket expenses. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of the common stock of the Company.

Delivery of Proxy Materials to Households

“Householding” is a program, approved by the Securities and Exchange Commission (the “SEC”), which allows companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Interest of Executive Officers and Directors

None of the Company’s executive officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting, except, to the extent that the executive officers and directors are eligible to receive awards under the 2007 Omnibus Incentive Plan (and in the case of Thomas G. Stockham who has already received a grant of options to acquire 50,000 shares under the 2007 Omnibus Incentive Plan), and with respect to each director, to the extent that a director is named as a nominee for election to the board of directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s board of directors is divided into three classes, with each class serving a three-year term and thereafter until the director’s successor is duly elected and qualified or until the director’s death, resignation or removal. One class of directors is elected annually at the Annual Meeting. The Company’s Bylaws provide for a variable board of directors with a range of between two and nine members. The Company currently has seven authorized members on its board of directors. Michael A. Brown will not stand for re-election as a director and Christopher S. Gaffney is resigning from the board of directors as of the date of the Annual Meeting. The board intends to decrease the size of the board of directors upon the departure of Mr. Brown and Mr. Gaffney to five authorized members. The Company’s Bylaws give the board of directors the authority to establish, increase or decrease the number of directors.

Unless otherwise directed by stockholders within the limits set forth in the Bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of Benjamin A. Derhy and Thomas G. Stockham, who are currently members of the Company’s board of directors. Each of Mr. Derhy and Mr. Stockham has advised the Company of his availability and willingness to serve if elected. In the event that Mr. Derhy or Mr. Stockham becomes unavailable or unable to serve as a member of the Company’s board of directors prior to the voting, the proxy holders will refrain from voting for him or will vote for substitute nominees in the exercise of their best judgment. You can find information about Mr. Derhy and Mr. Stockham below under the section “Board of Directors and Executive Officers.”

Vote Required

You may vote in favor or against the nominees and you may also withhold your vote as to the nominees. In order to elect the nominees, the affirmative vote of a plurality of all of the votes cast at the Annual Meeting is necessary for the election of each of the nominees for director assuming a quorum is present. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR-NOMINEES.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended the reappointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Ernst & Young LLP became our auditors in 2004 and will assist the Company with tax compliance in 2007. The stockholders are being requested to ratify the reappointment of Ernst & Young at the Annual Meeting. The Company anticipates that a representative of Ernst & Young will attend the Annual Meeting to make a statement and to respond to appropriate stockholder questions.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2006 and 2005

During the fiscal years ended December 31, 2006 and 2005, we retained Ernst & Young LLP to provide services as follows:

	Fees for the Year Ended December 31,
Service	2006	2005
Audit fees (1)	$712,206	$569,047
Audit-related fees (2)	17,506	112,669
Tax fees	–	–
All other fees	–	–

Total audit and non-audit fees	$729,712	$681,716

(1)	These are fees for professional services performed by Ernst & Young LLP for the audit of our annual financial statements, review of our quarterly reports, for our predecessor’s Registration Statement on Form S-1, and the issuance of opinions on our filings with the Companies House which must be compliant with International Financial Reporting Standards in the United Kingdom.

(2)	These are fees for professional services related to accounting consultation.

Pre-Approval Policy

In accordance with our Audit Committee Charter, the Audit Committee pre-approves all auditing services and permitted non-audit services, if any, including tax services, to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The scope of the pre-approval shall include pre-approval of all fees and terms of engagement. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of a majority of all votes present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as Spark’s independent registered public accounting firm. For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although each type of vote will count toward the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY

THE REAPPOINTMENT OF ERNST & YOUNG LLP.

PROPOSAL NO. 3

APPROVAL OF THE SPARK NETWORKS, INC. 2007 OMNIBUS INCENTIVE PLAN

In connection with the reorganization of the Company into a Delaware corporation, which became effective on July 9, 2007 pursuant to a scheme of arrangement, the board of directors of the Company adopted, subject to the approval of the Company’s stockholders, the Spark Networks, Inc. 2007 Omnibus Incentive Plan (the “Incentive Plan”). The Incentive Plan is a long-term incentive plan permitting the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and other stock- and cash-based incentive awards, which is intended to provide the Company with a flexible and dynamic long-term incentive compensation structure. Stockholder approval of the Incentive Plan is desired, among other reasons, to ensure the tax deductibility by the Company of awards under the Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and to meet the listing requirements of the American Stock Exchange.

The material features of the Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Incentive Plan, the full text of which is set forth as Appendix A to this proxy statement.

Administration

The Incentive Plan is administered by the Compensation Committee of the Company’s board of directors. The Compensation Committee has the authority to determine, within the limits of the express provisions of the Incentive Plan, the individuals to whom awards will be granted; the nature, amount and terms of such awards; and the objectives and conditions for earning such awards. The Compensation Committee generally has discretion to delegate its authority under the Incentive Plan to another committee of the board of directors or a subcommittee, or to such other party or parties, including officers of the Company, as the Compensation Committee deems appropriate.

Types of Awards

Awards under the Incentive Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

Stock Options. The Compensation Committee may grant to a participant options to purchase Company common stock that qualify as incentive stock options for purposes of Section 422 of the Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Compensation Committee.

The exercise price for stock options will be determined by the Compensation Committee in its discretion, but may not be less than 100% of the closing sale price of one share of the Company’s common stock on the American Stock Exchange (or any other applicable exchange on which the stock is listed) on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the closing sale price of one share of common stock on the date the stock option is granted. On August 21, 2007, the market price per share of the Company’s common stock was $4.00 based on the closing price of the common stock on the American Stock Exchange on such date.

Stock options must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise period may not exceed five years. The Incentive Plan provides for earlier termination of stock options upon the participant’s termination of service, unless extended by the Compensation Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

At the Compensation Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of the Company’s common stock held by the participant or in any other form of consideration acceptable to the Compensation Committee (including one or more forms of “cashless” exercise).

Stock Appreciation Rights. The Compensation Committee may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (1) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (2) the number of shares of common stock with respect to which the SAR is exercised.

The exercise price for a SAR will be determined by the Compensation Committee in its discretion, but may not be less than 100% of the closing sale price of one share of the Company’s common stock on the date on which the SAR is granted. Upon exercise of a SAR, payment may be made in cash, shares of the Company’s common stock held by the participant or in any other form of consideration acceptable to the Compensation Committee (including one or more forms of “cashless” exercise). SARs must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant.

Restricted Shares and Restricted Units. The Compensation Committee may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.

The Compensation Committee also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”). The terms and conditions of restricted share and restricted unit awards are determined by the Compensation Committee.

For participants who are subject to Section 162(m) of the Code, the performance targets described in the preceding two paragraphs may be established by the Compensation Committee, in its discretion, based on one or more of the following measures (the “Performance Goals”):

•	Revenue

•	Earnings before interest, depreciation, amortization (“ebitda”) and share-based compensation

•	Earnings before interest, depreciation, amortization (“ebitda”) and share-based compensation and impairment charges (“adjusted ebitda”)

•	Contribution margin

•	Operating profit

•	Earnings per share

•	Operating margins

•	Return on total equity or total capital

•	Cash flow from operating activities and total shareholder return

•	Operating income

•	Operating profit (earnings from continuing operations before interest, non-operating income or expense, and taxes)

•	Return on investment or working capital

•	Return on stockholders’ equity

•	Economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital)

•	Quantifiable, objective measures of individual performance relevant to the individual’s job responsibilities

The Performance Goals may be measured with respect to the Company or any one or more of its subsidiaries, divisions or affiliates, either in absolute terms or as compared to another company or companies, or an index established or designated by the Compensation Committee. The above terms will have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable.

Performance Awards. The Compensation Committee may grant performance awards to participants under such terms and conditions as the Compensation Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Compensation Committee.

Award periods will be established at the discretion of the Compensation Committee. The performance targets will also be determined by the Compensation Committee. With respect to participants subject to Section 162(m) of the Code, the applicable performance targets will be established, in the Compensation Committee’s discretion, based on one or more of the Performance Goals described under the section titled “Restricted Shares and Restricted Units.” To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Compensation Committee, at its discretion, may adjust the performance targets or the amount or value of the performance award.

Other Stock-Based Awards. The Compensation Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted units, or performance awards. The terms and conditions of each other stock-based award will be determined by the Compensation Committee. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Compensation Committee.

Cash-Based Awards. The Compensation Committee may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code. The terms and conditions of each cash-based award will be determined by the Compensation Committee. The following material terms will be applicable to performance-based cash awards granted to covered executives subject to Section 162(m):

•

The class of persons covered consists of those senior executives of the Company who are from time to time determined by the Compensation Committee to be subject to Section 162(m) of the Code (the “covered employees”).

•

The targets for annual incentive payments to covered employees will consist only of one or more of the Performance Goals discussed under the section titled “Restricted Shares and Restricted Units” above. Use of any other target will require ratification by the stockholders if failure to obtain such approval would jeopardize tax deductibility of future incentive payments. Such performance targets will be established by the Compensation Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

•

In administering the incentive program and determining incentive awards, the Compensation Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule. The Compensation Committee will have the flexibility, based on its business judgment, to reduce this amount.

•	The cash incentive compensation feature of the Incentive Plan does not preclude the board or the Compensation Committee from approving other incentive compensation arrangements for covered employees.

Dividend Equivalents. The Compensation Committee may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award under the Incentive Plan.

Eligibility and Limitation on Awards

The Compensation Committee may grant awards to any employee, director, consultant or other person providing services to the Company or its affiliates. As of June 30, 2007, the Company had 211 employees.

The maximum awards that can be granted under the Incentive Plan to a single participant in any calendar year will be 1,500,000 shares of common stock and $1 million in the form of cash-based incentive awards.

Awards Granted under the Incentive Plan

As of the date hereof, the awards set forth below have been granted under the Incentive Plan. These awards are subject to approval of the Incentive Plan by the Company’s stockholders and, if such approval is not obtained, those awards will be cancelled. In addition, the exact types and amounts of any future awards to be made to any eligible participants pursuant to the Incentive Plan are not presently determinable. As a result of the discretionary nature of the Incentive Plan, it is not possible to state who the participants in the Incentive Plan will be in the future or the number of options or other awards to be received by a person or group.

On August 1, 2007, the board of directors authorized the grant of options under the Incentive Plan to the following persons indicated in the table below. Except as listed in the table below, no other person has been granted options under the Incentive Plan.

Spark Networks, Inc. 2007 Omnibus Incentive Plan

Name and Position	Options for # of Shares
All Executive Officers as a Group	–
All Non-Executive Directors as a Group	50,000
Benjamin A. Derhy, Director and Director-Nominee	–
Thomas G. Stockham, Director and Director-Nominee	50,000
Associates of Directors, Executive Officers or Director-Nominees as a Group	–
All Non-Executive Employees as a Group	57,000

Shares Subject to the Incentive Plan

An aggregate of 2,500,000 shares of Company common stock are reserved initially for issuance and available for awards under the Incentive Plan, including incentive stock options granted under the Incentive Plan. Thereafter, beginning on the first day of the Company’s fiscal year beginning in calendar year 2009, the number of shares reserved and available for issuance will be increased by an amount equal to the lesser of (1) 2,000,000 shares, (2) four percent (4%) of the number of outstanding shares of Company common stock on the last day of the immediately preceding fiscal year or (3) an amount determined by the board. Notwithstanding the number of shares reserved to be issued under the Incentive Plan, no more than 500,000 shares of common stock may be granted in the form of restricted shares, restricted units, performance unit or share awards and other stock-based awards.

Shares of common stock not actually issued (for example, as a result of the lapse of an option or a forfeiture of restricted stock), including shares surrendered to or withheld by the Company in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award, will be available for additional grants under the Incentive Plan. Shares to be issued or purchased under the Incentive Plan will be authorized but unissued shares of Company common stock, or treasury shares.

Anti-Dilution Protection

In the event of any corporate event or transaction that results in a change in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Compensation Committee is empowered to make such equitable adjustments with respect to awards or any provisions of the Incentive Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of common stock that may be awarded under the Incentive Plan, the number of shares of common stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Amendment and Termination

The board of directors may at any time amend or terminate the Incentive Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Incentive Plan without the consent of the recipient. No awards may be made under the Incentive Plan after the tenth anniversary of its effective date. Certain provisions of the Incentive Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise of awards under the Incentive Plan are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options. A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the exercise price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (1) the excess of the fair market value of the shares at the time of exercise over the exercise price, and (2) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the exercise price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the exercise price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options. A participant who is granted a nonqualified stock option under the Incentive Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights. A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s common stock from the date of grant of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Shares. A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Units. A participant will normally not recognize taxable income upon an award of restricted units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Cash-Based Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

Effective Date

The Incentive Plan became effective upon Board approval as of July 9, 2007, but subject to approval by the stockholders of the Company. If not approved by the stockholders, no additional awards will be made under the Incentive Plan and awards that have been made already will be cancelled.

Vote Required

Approval of the Incentive Plan will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy and voting at the Annual Meeting, assuming the presence of a quorum. For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although each type of vote will count toward the presence of a quorum. If the stockholders do not approve the Incentive Plan, it will not be implemented, and outstanding grants will be cancelled, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE

SPARK NETWORKS, INC. 2007 OMNIBUS INCENTIVE PLAN.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Director Nominees

The persons named below will be nominated for election as directors of the Company at this Annual Meeting to serve until the next Annual Meeting and until their successors are elected and have qualified. The nominees are currently directors of the Company. The board of directors, as a whole, identifies director-nominees, evaluating candidates based on the requirements set forth in the Company’s Bylaws and applicable regulatory requirements. Michael A. Brown, a Class I director, was not proposed by the Nominating Committee, and not nominated by the board of directors, for re-election to the board.

Name	Age	Class and Year in which Term Will Expire	Positions
Benjamin A. Derhy (1)	52	Class I (2010)	Director
Thomas G. Stockham (2)	42	Class I (2010)	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee. Mr. Stockham has also agreed to become a member of the Audit Committee upon completion of the Annual Meeting.

The following are biographical summaries for the Company’s nominees for election as directors:

Benjamin A. Derhy has served as a member of the Company’s board of directors since October 2004. Over the last five years, Mr. Derhy has not held any employment positions but has been a private investor and entrepreneur, focusing on Internet, consumer products and real estate sectors as well as start-up companies in Europe and Israel. His experience also includes working with American companies and their expansion internationally. In 1984, Mr. Derhy co-founded Turbo Sportswear, a clothing manufacturer, and was employed there until 1997. Mr. Derhy holds both B.A. and M.B.A. degrees from the Hebrew University.

Thomas G. Stockham has served as a member of the Company’s board of directors since August 2007. From June 2006 to May 2007, Mr. Stockham served as the CEO and as a director of 3point5, Inc., a provider of online training services for manufacturers, retailers and retail salespeople. From September 2001 to April 2005, Mr. Stockham served as the CEO and President of MyFamily.com, Inc. (now known as The Generations Network), a provider of online media and subscription services for family genealogy and other services. Prior to MyFamily.com, Mr. Stockham served as president of Ticketmaster.com. Mr. Stockham received a B.A. in Government from Dartmouth College in 1987 and an M.B.A. from Stanford University in 1991.

Directors Not Standing for Election

The members of the board of directors who are not standing for election at this year’s Annual Meeting are set forth below.

Name	Age	Class and Year in Which Term Will Expire	Position
Michael A. Kumin (1)	35	Class II (2008)	Director
Adam S. Berger	44	Class III (2009)	Chief Executive Officer and Chairman of the Board
Jonathan B. Bulkeley (2)	46	Class III (2009)	Director

(1)	Member of the Compensation Committee. The board anticipates appointing Mr. Kumin to the Nominating Committee upon Mr. Gaffney’s resignation, which will be effective upon the Annual Meeting.

(2)	Member of the Audit Committee and the Nominating Committee.

Adam S. Berger has served as Chief Executive Officer since February 2007, has been a member of Spark’s board of directors since September 2006 and was appointed Chairman of the Board in August 2007. From June 1999 to September 2006, he was CEO of WeddingChannel.com Inc. where he led the company for seven years from its early stages through its sale to The Knot, Inc. Immediately prior, Mr. Berger was President of The Franklin Mint, a direct marketer. He began his career with The Procter and Gamble Company and later joined The Boston Consulting Group. Mr. Berger is currently a director of People Support Inc. (Nasdaq: PSPT). He holds an M.B.A. with distinction from the Harvard Business School and a B.S. in Chemical Engineering from the University of California at Berkeley.

Jonathan B. Bulkeley joined the board of directors in September 2006. Mr. Bulkeley is CEO of Scanbuy, Inc., a company that develops bar code readers for cell phones. Prior to Scanbuy, he was Managing Partner of Achilles Partners LLC, an investment, advisory and research firm, and prior to that, he was Chairman and CEO of Lifeminders, Inc., an online direct marketing company. From December 1998 to January 2000, Mr. Bulkeley was CEO of barnesandnoble.com. Mr. Bulkeley also served as Vice Chair of EDGAR-Online from April 2003 to April 2004 and Chairman of QXL Ricardo, plc from February 1998 to December 2004. He currently sits on the board of directors of The Readers Digest Association (NYSE: RDA) and the US Trusts’ Excelsior Buyout Fund of Funds, Excelsior Absolute Return Hedge Fund of Funds and Excelsior Real Estate Fund. Mr. Bulkeley is a graduate of Yale University.

Michael A. Kumin joined as a member of our board of directors in July 2006. Mr. Kumin is a partner of Great Hill Partners, LLC , a private equity firm and Spark Networks’ largest shareholder, where he has served as an investment professional since June 2002. From August 1999 to June 2001, Mr. Kumin served as Executive Vice President of Creative Planet, Inc., an information and technology company targeting the entertainment industry. Previously, he served at separate times as an investment professional for Apollo Advisors, L.P. and Goldman, Sachs L.P. in their private equity funds. He holds a B.A. in public policy and international affairs from Princeton University.

Executive Officers

The following table sets forth certain information with respect to our executive officers who are not also members of the Company’s board of directors. For information concerning Adam S. Berger, see “Directors Not Standing for Election” above.

Name	Age	Position
Gregory R. Liberman	35	President and Chief Operating Officer
Mark G. Thompson	46	Chief Financial Officer
Gregory J. Franchina	44	Chief Information Officer
Joshua A. Kreinberg	36	General Counsel and Corporate Secretary

Gregory R. Liberman was appointed President in June 2006 and Chief Operating Officer in August 2005. He served as our General Counsel from October 2004 to April 2006 and Company Secretary from January 2005 to September 2006. From January 2004 to May 2004, Mr. Liberman served as General Counsel and Corporate Secretary of CytRx Corporation, a publicly-traded biotechnology company based in Los Angeles. During his tenure there, Mr. Liberman oversaw legal affairs, policy and strategy for the company. From January 2002 to December 2003, Mr. Liberman served as an independent strategic consultant. Mr. Liberman earned a J.D., with Honors, from The Law School at the University of Chicago and an A.B., with University Distinction and Honors in Economics, from Stanford University.

Mark G. Thompson has served as our Chief Financial Officer since October 2004. He brings 16 years of financial management and capital markets experience to his current role. From December 2002 to October 2003 and from February 2004 to September 2004, Mr. Thompson served as CFO of Pay By Touch, a leading provider of biometric payment authentication and payment processing services. From October 2003 to February 2004 Mr. Thompson was Vice President Finance of Pay By Touch. From

August 2001 to October 2002 Mr. Thompson was CFO of Vectiv and from July 1999 to July 2001 he was CFO of MarketTools, a provider of online marketing research. He holds a B.S. degree in electrical engineering from Texas A&M University and an MBA from The Haas School of Business at The University of California at Berkeley.

Gregory J. Franchina has served as our Chief Information Officer since June 2007. Mr. Franchina has over 21 years of technical and operational experience. From December 2006 to May 2007, Mr. Franchina worked as an independent consultant. From November 2005 to December 2006, Mr. Franchina was the Chief Information Officer and Vice President of Operations for Spot Runner, Inc., an Internet-based advertising agency. From June 1998 to November 2005, Mr. Franchina was the Chief Information Officer and Vice President of Operations for WeddingChannel.com, Inc., a provider of online wedding planning and bridal services. Mr. Franchina holds a B.S. in Computer Science from The College of William and Mary.

Joshua A. Kreinberg has served as our General Counsel since April 2006 and Corporate Secretary since September 2006. Prior to joining us, Mr. Kreinberg practiced law in Los Angeles and Paris with Gibson, Dunn & Crutcher LLP from May 1999 to April 2006 and Sullivan & Cromwell LLP from October 1997 to April 1999. He also served as a law clerk in Wilmington, Delaware at the U.S. Court of Appeals for the Third Circuit. Mr. Kreinberg earned a J.D. and an L.L.M. in international and comparative law with honors from Duke University’s School of Law as well as an M.B.A. from Duke University’s Fuqua School of Business where he was a Fuqua Scholar. Mr. Kreinberg also holds an A.B. with University Distinction and Honors in Quantitative Economics and Political Science from Stanford University.

CORPORATE GOVERNANCE AND BOARD MATTERS

Code of Business Conduct and Ethics

The Company’s board of directors has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees. The purpose of the Code is to promote honest and ethical conduct. The Code is posted in the corporate governance section of the investor relations page of the Company’s Web site located at www.spark.net, and is available in print, without charge, upon written request to the Corporate Secretary at Spark Networks, Inc., 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211. The Company intends to post promptly any amendments to or waivers of the Code on its Web site.

Director Independence

The board of directors has determined that each of the non-management directors, Jonathan B. Bulkeley, Benjamin A. Derhy, Michael A. Kumin and Thomas G. Stockham, is an “independent” director as defined by the listing standards of The American Stock Exchange (“AMEX”) currently in effect and approved by the U.S. Securities and Exchange Commission (“SEC”) and all applicable rules and regulations of the SEC. All members of the Audit, Compensation and Nominating Committees satisfy the “independence” standards applicable to members of each such committee. The board of directors made this affirmative determination regarding these directors’ independence based on discussion with the directors and on its review of the directors’ responses to a standard questionnaire regarding employment and compensation history; affiliations, family and other relationships; and transactions with the Company. The board of directors considered relationships and transactions between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The purpose of the board of director’s review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the AMEX rules.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Legal Proceedings

Neither the nominee nor any director or executive officer has been involved in the certain legal proceedings listed in Item 401 of Regulation S-K.

Attendance of Directors at Board Meetings and Annual Meeting of Stockholders

During the year ended December 31, 2006, the board of directors met 10 times, the Audit Committee met six times, the Nominating Committee met one time and the Compensation Committee met three times. Each current director who was on the board during 2006 attended at least 75% of the aggregate number of meetings held by (1) the board of directors and (2) those committees of the board of directors on which he or she served, except Jonathan B. Bulkeley who joined the board in September 2006 and attended two out of the three meetings of the board held after his appointment as a director.

The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders. In 2006, all of the directors attended the Annual Meeting of Stockholders telephonically, which was held in London under our previous legal status as a UK plc prior to completion of our Scheme of Arrangement.

Board Committees

Audit Committee. The Audit Committee consists of Jonathan B. Bulkeley, Michael A. Brown and Benjamin A. Derhy, each of whom is an independent director. In connection with the decision of the Nominating Committee not to propose and the board not to re-nominate Michael A. Brown, the board of directors anticipates appointing Thomas G. Stockham to the Audit Committee. Mr. Bulkeley, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K. The purpose of the Audit Committee is to represent and assist the Company’s Board of Directors in its general oversight of the Company’s accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. The Audit Committee’s responsibilities include:

•

The appointment, replacement, compensation, and oversight of work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

•

Reviewing and discussing with management and the independent auditor various topics and events that may have significant financial impact on our Company or that are the subject of discussions between management and the independent auditors.

The board of directors has adopted a written charter for the Audit Committee. A current copy of the Audit Committee Charter is available on the Company’s website at: www.spark.net.

Compensation Committee. The Compensation Committee consists of Michael A. Kumin and Thomas G. Stockham. Each member is an independent director. Mr. Kumin is the Chairman of the Compensation Committee. The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for the Company’s directors, executive officers and key employees, and for the administration of our equity incentive plans, including the approval of grants under such plans to our employees, consultants and directors. The Compensation Committee also reviews and determines compensation of our executive officers, including our Chief Executive Officer. The board of directors has adopted a written charter for the Compensation Committee. A current copy of the Compensation Committee Charter is available on the Company’s website at: www.spark.net.

Nominating Committee. The Nominating Committee consists of Christopher S. Gaffney and Jonathan B. Bulkeley, each of whom is an independent director. Mr. Gaffney is the current Chairman of the Nominating Committee. Upon the effectiveness of Christopher S. Gaffney’s resignation, which is effective upon the Annual Meeting, the board anticipates appointing Michael A. Kumin to the Nominating Committee and as its Chairman. The Nominating Committee assists in the selection of director nominees, approves director nominations to be presented for stockholder approval at our annual general meeting and fills any vacancies on our board of directors, considers any nominations of director candidates validly made by stockholders, and reviews and considers developments in corporate governance practices. The board of directors has adopted a written charter for the Nominating Committee. A current copy of the Nominating Committee Charter is available on the Company’s website at: www.spark.net.

The Director Nomination Process

The Nominating Committee considers nominees from all sources, including stockholders. Stockholder nominees are evaluated by the same criteria used to evaluate potential nominees from other sources. The board of directors will consist of a majority of directors who qualify as “independent” directors within the meaning of the listing standards of the American Stock Exchange, as the same may be amended from time to time. Minimally, nominees should have a reputation for integrity, honesty and adherence to high ethical standards. They should have demonstrated business experience and the ability to exercise sound judgment in matters related to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company. In addition, they should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s or to fulfill the responsibilities of a director. The value of diversity on the board should be considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. Additionally, the Nominating Committee considers the respective qualifications needed for directors serving on various committees of the board, and serving as chairs of such committees, should be taken into consideration. In recruiting and evaluating nominees, the Nominating Committee considers the appropriate mix of skills and experience and background needed for members of the board and for members of each of the board’s committees, so that the board and each committee has the necessary resources to perform its respective functions effectively. The Nominating Committee also believes that a prospective nominee should be willing to limit the number of other corporate boards on which he or she serves so that the proposed director is able to devote adequate time to his or her duties to the Company, including preparing for and attending board and committee meetings. In addition, the re-nomination of existing directors is not viewed as automatic, but based on continuing qualification under the criteria set forth above. In addition, the Nominating Committee will consider the existing director’s performance on the board and on any committee on which such director serves, which will include attendance at board and committee meetings.

Director Nominees by Stockholders. The Nominating Committee will consider nominees recommended in good faith by our stockholders as long as these nominees for the appointment to the board of directors meet the requirements set forth above. Possible candidates who have been suggested by stockholders are evaluated by the Nominating Committee in the same manner as are other possible candidates.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

The Compensation Committee of our board of directors administers the policies governing our executive compensation program. All issues pertaining to executive compensation are reviewed and approved by the Compensation Committee and, where appropriate, approved by our board of directors. The Compensation Committee focuses on designing our executive compensation program to achieve the following objectives in a market competitive manner:

•

More closely align the interests of executive officers with those of our stockholders by tying long-term incentive compensation to financial performance and ultimately to the creation of stockholder value.

•	Attract and retain executive talent by offering total compensation that is competitive with that offered by similarly situated companies and rewarding outstanding personal performance.

•	Reflect our corporate goals and objectives.

For purposes of this Compensation Discussion and Analysis, when we refer to our executive compensation program, we are referring to the compensation program for our named executive officers, who are those executive officers named in the Summary Compensation Table on page 25, and, where the CD&A discusses the Company’s prospective compensation programs, Adam S. Berger, who became our new Chief Executive Officer on February 21, 2007. Mr. Berger, who continues to serve on the board of directors, no longer receives compensation for his service as a director, although options received as a director will continue to vest. David E. Siminoff resigned as our Chief Executive Officer on February 20, 2007 and between that date and his resignation as a director as of July 31, 2007, he received the standard compensation paid to our non-employee directors.

Compensation Decision-Making

We rely upon our judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance stockholder value. Specific factors affecting compensation decisions for the named executive officers include:

•

key financial measurements such as gross revenue, earnings before interest, depreciation, amortization, share-based compensation and impairment of long lived assets (adjusted ebitda), operating profit, earnings per share, operating margins, return on total equity or total capital, cash flow from operating activities and total stockholder return;

•

strategic objectives such as acquisitions, dispositions or joint ventures, technological innovation and globalization, including objectives that accomplish short term goals but are intended to benefit the Company on a long-term basis;

•	promoting commercial excellence by launching new or continuously improving products or services, being a leading market player and attracting and retaining customers and employees;

•	achieving specific operational goals for the Company or particular business led by the named executive officer, including improved productivity, risk management, and portfolio management; and

•	supporting our corporate values by promoting compliance with internal ethics policies and legal obligations.

Our executive compensation program and policies generally do not rely on rigid formulas or focus on short-term fluctuations in our business performance or in the market more generally. Except with respect to Mr. Berger, we have not historically attempted to maintain a certain target percentile within a peer group or otherwise rely on such data to determine executive compensation. In determining Mr. Berger’s total compensation, the Compensation Committee reviewed companies within our peer group, which qualify as companies in the same or similar industries that are publicly-traded and have comparable market capitalizations and gross revenues. Mr. Berger’s base salary and bonus (assuming the target performance measures are achieved) place him approximately at the median of the amounts awarded by the peer group companies to their chief executive officers. We intend to periodically evaluate our programs in an effort to maintain a reasonable level of flexibility in our executive compensation programs to respond to and adjust for the evolving business environment.

We seek to achieve an appropriate mix between guaranteed and at-risk compensation, as well as a balance between cash and equity compensation. Our mix of compensation elements is designed not only to reward past performance, but also to proactively encourage long-term future performance through a combination of cash and equity incentive awards.

Elements of our Executive Compensation Program

In 2006, our executive compensation program consisted of the following elements:

(1)	base salary;

(2)	annual cash-based incentive compensation;

(3)	stock options;

(4)	fringe benefits including standard employee health, welfare and retirement benefits; and

(5)	severance and change of control benefits.

We do not have formal policies relating to the allocation of total compensation among the various elements. However, both management and the Compensation Committee believe that the more senior the position an executive holds, the more influence they have over our financial performance and business plan objectives. For example, during 2004, Mr. Siminoff received a majority of his compensation in the form of stock options, and he did not receive any further option grants during 2005 and 2006. Mr. Thompson’s and Mr. Liberman’s total compensation for 2006 was an average of approximately 60% at-risk, performance-based compensation. Mr. Berger’s at-risk, performance based compensation will potentially consist of a higher percentage of his total compensation.

In the past, the Compensation Committee has not regularly reviewed each named executive officer’s compensation package. However, the Compensation Committee plans to start conducting an annual review (in connection with the conclusion of our business planning process) of the compensation packages for each of our named executive officers. Based on this review, the Compensation Committee will approve, to the extent applicable, (a) base salary changes, (b) any cash payout amounts earned under the previous year’s annual cash incentive awards, (c) equity grants and (d) targets and potential payout amounts under any performance-based incentive compensation programs for the new year. The Compensation Committee may take other individual compensation actions during the year as needed. For example, the Compensation Committee may review the elements of an executive’s compensation, such as base salary and equity awards, which may change based on a change in position, increased responsibilities or the Company’s current results of operations.

Base Salary

The Compensation Committee sets an executive’s base salary with the objective of attracting and retaining highly qualified individuals for the relevant position and rewarding individual performance. When setting and adjusting individual executive salary levels, the Compensation Committee considers the relevant established salary range, the named executive officer’s responsibilities, experience, potential, individual performance and contribution. The Compensation Committee also considers other factors such as our overall corporate budget for annual merit increases, unique skills, demand in the labor market and succession planning.

During 2006, based on Mr. Liberman’s performance and his increased role in the operations of the Company, his base salary was increased from $200,000 to $250,000 and, subsequently, in connection with his appointment as President and additional enhanced responsibilities, the Compensation Committee approved an additional increase of Mr. Liberman’s base salary to $287,500. Furthermore, based on Mr. Thompson’s length of service with the Company and his performance, his base salary was increased from $200,000 to $225,000 in September 2006. The Compensation Committee did not review any peer groups in establishing these base salaries. Mr. Berger’s base salary for 2007 was set in accordance with his employment agreement, which became effective in February 2007. Mr. Berger’s base salary will be reviewed annually and may be increased in light of his performance and the Company’s performance and other economic conditions.

Annual Cash-Based Incentive Compensation

Performance Measures. We use cash-based incentive compensation awards to emphasize and reward the attainment of certain annual or similar short-term financial goals and corporate or individual performance metrics. For 2006, pursuant to their employment agreement, Messrs. Thompson and Liberman each were eligible for cash bonuses, which they received based on a successful listing of our securities on an exchange. They also received bonuses based upon the Company’s 2006 results compared with revenue and EBITDA/EBITDAS targets. The Compensation Committee plans to base future bonuses on the factors listed above under “Compensation and Decision-Making”.

The Compensation Committee will annually review the proposed performance metric(s) applicable to the named executive officers and approve the performance targets and target payout amounts for the named executive officers. The performance metrics and performance targets for our annual cash incentive awards are based on our internal business model and strategic plan. In February 2007, the Company entered into an employment agreement with Mr. Berger, its Chief Executive Officer. The agreement and related performance compensation arrangement contains specific performance measures related to revenue, contribution margin, EBITDA and management objectives. Our goal is to select performance metrics that provide a meaningful measure of our success in implementing our business strategies.

We believe these performance metrics are useful in measuring our success in meeting our strategic objective of growing our business in a way that creates solid earnings leverage and earns an appropriate return on invested capital.

Performance Targets. The current annual cash incentive awards are designed so that target performance equals the performance reflected in our internal business model. Mr. Berger’s performance measures consist of a minimum, a maximum and a target. We believe the growth levels reflected in our 2007 internal business model, and therefore reflected in our 2007 performance targets, are aggressive and difficult to achieve. The maximum performance targets require significantly better performance than our aggressive internal business model and, therefore, are more difficult to achieve.

Stock-Based Plans and Stock Option Awards

On July 9, 2007, the Company became the holding company of Spark Networks plc, a public limited company incorporated in England and Wales (“Spark-UK”), pursuant to a scheme of arrangement under section 425 of the UK Companies Act 1985 that was approved by the shareholders on June 15, 2007 and the High Court of Justice in England and Wales on July 6, 2007 (the “Scheme of Arrangement”). Pursuant to the Scheme of Arrangement, each ordinary share of Spark-UK was cancelled and exchanged for one share of common stock of the Company. Spark-UK is now a wholly-owned subsidiary of the Company. In connection with the Scheme of Arrangement, Spark assumed all outstanding options granted under the Spark-UK 2000 and 2004 Share Option Schemes. In connection with the assumption, the options were modified to provide that: (1) they be assumed by the Company on the same terms and conditions as the existing options, except that they became options to purchase shares of common stock of the Company; and (2) no options would vest at earlier dates than would otherwise be the case if the Scheme of Arrangement did not take effect.

We believe that long-term performance is aided by the use of stock-based awards which create an ownership culture among our named executive officers that fosters beneficial, long-term performance by the Company.

We have adopted the Spark Networks, Inc. 2007 Omnibus Incentive Plan which is a long-term stock incentive plan intended to facilitate the continued use of equity- and cash-based incentives and rewards for employees, directors and consultants of Spark and its affiliates. The Incentive Plan is subject to approval of the Company’s stockholders (See Proposal No. 3 in this Proxy Statement). The Incentive Plan provides our employees, including our named executive officers, as well as our directors and consultants, with incentives to help align their interests with the interests of stockholders. The Compensation Committee believes that the use of stock-based awards promotes our overall executive compensation objectives and expects that stock options will continue to be a significant source of compensation for our executives.

Equity Granting Practices

The Company does not have a general equity grant policy. However, the Compensation Committee currently holds regular meetings on the first Monday of every month to consider stock option grants and any other Compensation Committee business; however, the Compensation Committee may change this schedule to grant options on an alternative, consistent basis. The Compensation Committee has consistently interpreted and administered the Company’s stock plans in a manner providing that the grant date of any equity award is the date of the board or Compensation Committee meeting at which the award was approved, provided that the grant date for a new hire will be the later of (1) the date of the board or Compensation Committee meeting at which the award was approved and (2) the date on which the new hire commences his employment. The exercise price of any stock option issued by us will be the closing price of the Company’s common stock on the American Stock Exchange on the grant date.

2006 and Early 2007 Grants

The Compensation Committee believes granting stock options to our executive officers encourages the creation of long-term value for our stockholders and promotes employee retention and stock ownership, all of which serve our overall compensation objectives.

In December 2006, the Compensation Committee approved a grant of 150,000 stock options to Mr. Liberman pursuant to the terms of the amendment to his employment agreement, which the Compensation Committee had approved in November. No other stock option awards were granted to any named executive officer during 2006. Mr. Liberman’s grant represented 13.9% of 2006 options grants to all employees. In connection with his option grant, Mr. Liberman forfeited 44,688 options of an earlier grant. The Compensation Committee made the option award to Mr. Liberman (a) in recognition of his appointment as President earlier in the year and the additional enhanced responsibilities that accompanied the appointment and (b) due to the fact that the options that constituted his prior grants were significantly under water and no longer provided sufficient near-term incentive for him. The 2006 stock option grant to Mr. Liberman, including the grant date fair value of the grant for accounting purposes, is set forth in the “Grants of Plan-Based Awards Table” on page 26. The Compensation Committee did not award any other options to named executives because no other named executives received promotions and the Compensation Committee believed that the other named executives had sufficient incentives in the form of the price and amount of their outstanding options.

In connection with Mr. Siminoff’s resignation as Chief Executive Officer, in February 2007, Mr. Siminoff voluntarily terminated his employment agreement; however, the Compensation Committee approved the acceleration of options to purchase 156,250 shares that were previously scheduled to vest in August of 2007. These options were part of a grant of 1,250,000 options, of which 468,750 had already vested. In addition, upon his resignation, Mr. Siminoff forfeited the remaining, unvested 468,750 options. On March 5, 2007, the Compensation Committee extended the exercise period of the 468,750 options held by Mr. Siminoff, which were previously scheduled to expire on August 20, 2007, the date which was six months from the termination of Mr. Siminoff’s employment with the Company, but are now exercisable until February 20, 2008. The Compensation Committee granted the acceleration and extension of Mr. Siminoff’s options in recognition of his historical service to the Company as Chairman of the Board and Chief Executive Officer.

In connection with his appointment as Chief Executive Officer, Mr. Berger received an aggregate grant of 1.3 million options, a small portion of which are incentive stock options and 15% of which were granted at 125% of fair market value. Mr. Berger received the grant in order to align his incentives with the interests of the stockholders. The board of directors determined the size and terms of the grant considering the grant that the prior Chief Executive Officer, Mr. Siminoff had received and an analysis of the same peer group that the Compensation Committee consulted in connection with the determination of Mr. Berger’s cash compensation as described above.

For further option grant information, see “Proposal No. 3” which provides a table of grants under the 2007 Omnibus Incentive Plan.

Fringe Benefits

Welfare Benefits

During 2006, we provided the following benefits to all of our U.S. salaried employees, including the named executive officers: medical, dental and prescription coverage, company-paid long- term disability and life insurance and paid vacation and holidays.

Retirement Benefits

We maintain a defined contribution plan that is tax-qualified under Section 401(k) of the U.S. Internal Revenue Code covering all full-time employees, including the named executive officers, and providing for matching contributions by us, as defined in the plan. Participants in the plan may direct the investment of their personal accounts to a choice of mutual funds consisting of various portfolios of stocks, bonds, or cash instruments. Contributions made by us to the plan for the years ended December 31, 2006, 2005 and 2004 were approximately $343,000, $234,000 and $184,000, respectively.

We do not maintain a non-qualified deferred compensation plan for any of our employees.

Severance and Change of Control Benefits

Currently, all of the named executive officers are entitled to certain severance or change in control benefits under the terms of each officer’s respective employment agreement, forms of which are on file with the SEC.

Severance benefits are intended to ease the consequences of an unexpected or involuntary termination of employment and give the executive an opportunity to find another opportunity. The change of control benefits are designed to preserve productivity, avoid disruption and prevent attrition during a period when we are, or are rumored to be, involved in a change of control transaction. The change of control severance program also motivates executives to pursue transactions that are in our stockholders’ best interests notwithstanding the potential negative impact of the transaction on their future employment. All unvested stock options held by Mr. Liberman and Mr. Thompson vest upon a change of control, and Mr. Liberman receives six months of his salary upon certain termination events. If Mr. Liberman were terminated without cause or he resigns for good reason as of December 31, 2006, then he would have received cash severance payments of an aggregate of $143,750. Upon a change in control of the Company during his employment term, all of Mr. Berger’s unvested stock options will immediately vest, and if the successor company desires to retain Mr. Berger for the one-year period following the change in control are subject to an escrow agreement. Upon termination without cause or resignation for good reason, Mr. Berger’s severance package includes a single cash lump sum payment equal to his retention bonus and base salary, which currently would equal an aggregate of $400,000. Mr. Berger would also receive reimbursement of health plan expenses for 12 months, which would be $19,711, based on premiums currently paid by the Company, and the immediate vesting of up to 325,000 options.

For additional information on severance and change in control benefits, see the section titled “Employment Contracts and Termination of Employment and Change of Control Arrangements” on page 27.

Perquisites and Guaranteed Bonuses

The Compensation Committee typically prefers to compensate our executive officers in cash and equity rather than with perquisites. However, in connection with the 2007 appointment of our new Chief Executive Officer, Mr. Berger will receive an annual retention bonus of $50,000 and a minimum guaranteed performance bonus for 2007 will be $83,000. Furthermore, if any payment to Mr. Berger would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, together with any interest or penalties imposed with respect to such excise tax, then Mr. Berger will be entitled to receive an additional payment equal to the amount of the excise tax.

Tax and Accounting Implications

Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, publicly-held corporations may not take a tax deduction for compensation in excess of $1 million paid to any of the executive officers named in the Summary Compensation Table during any fiscal year. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. To maintain flexibility in compensating executives in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible under 162(m). However, the Compensation Committee considers deductibility under Section 162(m) with respect to compensation arrangements for executives. We believe our annual and long-term incentive compensation programs for executives could qualify as performance-based compensation, assuming stockholder approval has been or is obtained, and are not subject to any deductibility limitations under Section 162(m).

Nonqualified Deferred Compensation

Section 409A of the Internal Revenue Code, which became effective on January 1, 2005, provides certain tax rules and requirements applicable to nonqualified deferred compensation arrangements. We believe our compensation arrangements with executives have been operated in good faith compliance with the requirements of Section 409A to the extent those arrangements are subject to Section 409A’s requirements. Final regulations under Section 409A were recently issued and become effective January 1, 2008. We are in the process of assessing the impact of the final regulations on our compensation programs and determining whether any appropriate amendments or changes to those programs are necessary to comply with the final Section 409A regulations.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis, or CD&A, contained in this Proxy Statement on Schedule 14A. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the CD&A be included in this Proxy Statement on Schedule 14A.

Respectfully submitted,

Compensation Committee

Michael A. Kumin*

*	Thomas G. Stockham is not listed as a signatory since he was not elected to the board of directors or appointed to the Compensation Committee until August 2007, subsequent to the determination of executive compensation for 2006.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2006 by our Chief Executive Officer, Chief Financial Officer and our other most highly compensated executive officer who was employed by us as of December 31, 2006 and whose total compensation exceeded $100,000 during that fiscal year (the “named executive officers”).

Name	Salary		Bonus		Option Awards (1)	All other compensation (2)	Total
David E. Siminoff Former Chief Executive Officer (3)	$480,000		–		$796,750	$8,400	$1,285,150
Mark G. Thompson Chief Financial Officer	$205,966	(4)	$90,500	(5)	$427,000	$8,400	$731,866
Gregory R. Liberman President and Chief Operating Officer	$243,466	(6)	$41,500	(7)	$209,594	$7,981	$502,541

(1)	Represents the expense recognized by us for fiscal year 2006 for the stock options granted, determined pursuant to SFAS 123(R) utilizing assumptions discussed in Note 1 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006. See also our discussion of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies, Estimates and Assumptions” in our Annual Report on Form 10-K for the year ended December 31, 2006. Options granted to Mr. Liberman in 2006 are treated as a modification of an original grant.

(2)	Represents 401(k) plan employer contributions.

(3)	Mr. Siminoff resigned as Chief Executive Officer as of February 20, 2007.

(4)	In September 2006, Mr. Thompson’s annual salary was increased from $200,000 to $225,000.

(5)	Includes a bonus of $80,000 paid pursuant to Mr. Thompson’s employment agreement in connection with listing on the American Stock Exchange in February 2006.

(6)	In March 2006, Mr. Liberman’s annual salary was increased from $200,000 to $250,000 and in November 2006, it was increased to $287,500.

(7)	Includes a bonus of $25,000 paid pursuant to Mr. Liberman’s employment agreement in connection with listing on the American Stock Exchange in February 2006.

Grants of Plan-Based Awards

All plan-based awards granted to our named executive officers in 2006 were non-qualified stock options. The exercise price per share of each option granted to our named executive officers was determined in good faith by our board of directors to be equal to the fair market value of our securities, which for 2006 was based on the closing price of our GDSs on the Frankfurt Stock Exchange on the date of the grant. All options were granted under Spark-UK’s 2004 Share Option Scheme and vest over a period of four years.

The following table presents information concerning grants of plan-based awards to each of the named executive officers during 2006.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards (1)
David E. Siminoff Former Chief Executive Officer	–	–		–	–
Mark G. Thompson Chief Financial Officer	–	–		–	–
Gregory R. Liberman President and Chief Operating Officer	12/04/06	150,000	(2)	$6.05	$98,112

(1)	Represents the expense to be recognized by us over the full vesting period for the stock options granted, determined pursuant to SFAS 123(R) utilizing assumptions discussed in Note 1 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006. See also our discussion of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies, Estimates and Assumptions” in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	In connection with the grant of the options, Mr. Liberman agreed to forfeit unvested options with an exercise price of $8.47 per share to purchase 44,688 shares granted to him on August 31, 2005. The Company treated the forfeiture as a modification of the original grant.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2006.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)		Option Expiration Date
David E. Siminoff Former Chief Executive Officer	25,000 312,500	(2) (2)	0 625,000	— —	$ $	9.24 4.11	02/20/08 02/20/08
Mark G. Thompson Chief Financial Officer	150,000	(3)	100,000	—		$6.47	10/04/09
Gregory R. Liberman President and Chief Operating Officer	50,000 15,313 70,312 –	(4) (4) (5) (4)	50,000 19,687 – 150,000	— — — —	$ $ $ $	6.60 8.61 9.44 6.05	10/25/09 02/03/12 08/31/12 12/04/13

(1)	The exercise price of the options are presented on an as converted basis into US dollars at an exchange rate of € 1.3203 per $1.00, which is based on the average bid and ask exchange price as reported by OANDA for the day of December 31, 2006.

(2)	In connection with Mr. Siminoff’s resignation as Chief Executive Officer, which was effective as of February 20, 2007, the board of directors accelerated options to purchase 156,250 shares that were previously scheduled to vest in August 2007. These options are part of a grant of 1,250,000 options, of which 468,750 had already vested. In addition, by resigning, Mr. Siminoff forfeited the remaining, unvested 468,750 options. On March 5, 2007, the Compensation Committee of the board of directors extended the exercise period of the 468,750 options, which were previously scheduled to expire on August 20, 2007, the date which is six months from the termination of Mr. Siminoff’s employment with the Company, but are now exercisable until February 20, 2008.

(3)	In February 2006, pursuant to the terms of Mr. Thompson’s employment agreement, 50,000 options were accelerated upon our listing on the American Stock Exchange, the remaining options vest pro-rata, quarterly over a period of four years.

(4)	Mr. Liberman’s options vest quarterly over a period of four years from the date of grant.

(5)	In February 2006, pursuant to the terms of Mr. Liberman’s employment agreement, 50,000 options were accelerated upon our listing on the American Stock Exchange, the remaining options vest quarterly over a period of four years from the date of grant.

2006 Option Exercises

The following table lists the named executive officers who exercised options to purchase our securities during the year ended December 31, 2006.

Name	No. of Shares Acquired on Exercise	Value Realized on Exercise (1)
David E. Siminoff, Former Chief Executive Officer	312,500	$355,290
Mark G. Thompson, Chief Financial Officer	–	–
Gregory R. Liberman, President and Chief Operating Officer	–	–

(1)	Represents the difference between the market price at exercise and the exercise price.

Employment Contracts and Termination of Employment and Change of Control Arrangements

Adam S. Berger

On February 12, 2007, in connection with the appointment of Adam S. Berger as CEO, the Company and Mr. Berger executed an Executive Employment Agreement (the “Agreement”).

Term, Salary and Bonus. The Agreement will continue until December 31, 2010, unless terminated earlier. Pursuant to the terms of the Agreement, Mr. Berger receives a base salary of $350,000 per year, which will be reviewed annually and may be increased at the sole discretion of the Compensation Committee of the board of directors in light of Mr. Berger’s performance and the Company’s financial performance and other economic conditions, but may not be decreased without Mr. Berger’s written consent. Mr. Berger will also be paid an annual retention bonus of $50,000. Mr. Berger is eligible to receive an annual performance bonus equal to a minimum of $75,000, a maximum of $450,000 and a target amount of $300,000. The performance bonus will be based on a twelve-month calendar year and will be based on goals set by the board of directors with input from Mr. Berger and the Compensation Committee related to the Company’s gross revenue, earnings before interest, depreciation and amortization (also known as EBITDA) and management objectives. Provided Mr. Berger remains the Company’s CEO throughout 2007, he will receive a minimum guaranteed performance bonus of $83,000.

Option Grants. On February 12, 2007, in connection with execution of the Agreement, Mr. Berger received a grant under the Company’s 2004 Option Scheme of 1,030,000 stock options with an exercise price of $5.45. 257,500 of the options vest on February 12, 2008 and 1/36th of the remaining 772,500 options vest each month thereafter so that all 1,030,000 options will be vested and exercisable four years from the date of grant. Mr. Berger also received an additional 200,000 stock options with an exercise price of $6.81, which was 125% of fair market value of the Company’s ordinary shares on that date. 50,000 of those options vest on February 12, 2008 and 1/36th of the remaining 150,000 options vest each month thereafter so that all 200,000 options will be vested and exercisable four years from the date of grant. Lastly, on February 21, 2007, the effective date of the Agreement, Mr. Berger received a grant of 70,000 incentive stock options, 17,500 of which will vest on the one year anniversary of the grant date and 1/36th of the remaining 52,500 will vest each month thereafter so that all 70,000 options will be vested and exercisable four years from the date of grant. All options have a term of 10 years.

Other Benefits. Mr. Berger is eligible for all health and welfare benefits generally available to the Company’s fulltime employees, with the Company covering the costs of such benefits and reimbursing Mr. Berger for COBRA health and welfare plan expenses associated with his prior employer. Mr. Berger will be reimbursed for reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of the Company, including up to $7,500 per year in business related education and training, and for any reasonable legal fees incurred in connection with the Agreement, the negotiation and execution of any new employment agreements of any successor organization in connection with a change in control and any future agreements with the Company entered into upon termination of employment.

Termination Benefits. Generally, upon termination, Mr. Berger will receive his prorated salary earned as of the date of termination and a payment for any accrued unused vacation. If Mr. Berger is terminated without cause or if he leaves for good reason, then Mr. Berger will also receive a severance package that consists of (i) a single cash lumpsum payment equal to his retention bonus plus 100% of his base salary, (ii) reimbursement of COBRA health and welfare plan expenses for 12 months following termination, and (iii) immediate vesting of the lesser of 325,000 options or the remaining unvested options; provided that Mr. Berger executes a separation agreement with the Company that includes a general mutual release. Termination with “cause” means admission to or conviction of a felony, gross negligence or willful misconduct in the performance of employment duties that is likely to materially damage the Company’s financial position, or material breach of the Agreement by Mr. Berger that is not cured within 30 days of notice. “Good reason” means a material breach of the Agreement by the Company that is not cured within 30 days of notice, Mr. Berger’s base salary, retention bonus or other bonus opportunity is reduced without his consent or the options are not fully complied with by the Company, a reduction in Mr. Berger’s title, duties, or responsibilities or the assignment of any duties inconsistent with his position, a requirement to relocate without Mr. Berger’s consent of more than 35 miles, the Company’s non-renewal of the Agreement or, to the extent required, stockholder approval is not obtained for any provisions of the Agreement. Mr. Berger will not be entitled to any severance package if he voluntarily resigns or otherwise terminates employment with the Company other than for good reason, or the Company terminates Mr. Berger’s employment with cause.

Death or Disability. Upon death or disability, Mr. Berger is entitled to payment of his retention bonus, his unpaid prorated base salary, reimbursement of COBRA health and welfare plan expenses incurred in the subsequent 12-month period, and a single cash lump-sum payment equal to the minimum bonus that would have been paid that year, prorated according to the number of days that have elapsed since the beginning of the fiscal year in which Mr. Berger dies or becomes disabled. Disability includes Mr. Berger’s inability by reason of physical or mental illness to fulfill his obligations pursuant to the Agreement for 90 consecutive days or for a total of 180 days in any 12-month period which renders Mr. Berger unable to perform the essential functions of his job, even after reasonable accommodations are made by the Company.

Change of Control. Upon a change in control of the Company, all of Mr. Berger’s unvested stock options will immediately vest. However, if a successor company retains Mr. Berger for the one-year period following a change in control then the Agreement will remain effective and any proceeds received by Mr. Berger with respect to 50% of Mr. Berger’s options, the vesting of which was accelerated by the change in control, will be deposited in escrow to be released upon the earlier of the one year anniversary of employment by the successor company or if Mr. Berger is terminated for any reason except for cause by the successor company or without good reason by Mr. Berger. Furthermore, if Mr. Berger is terminated without cause or leaves for good reason within one year after a change of control, then Mr. Berger will receive the severance package described above under “Termination Benefits.” The escrow will be forfeited if Mr. Berger is terminated during that one year period for cause or if he leaves without good reason. A change in control is the acquisition of 50% or more of the total voting power of the Company’s voting securities, the disposition of all or substantially all of the Company’s assets, the liquidation or dissolution of the Company, a merger, consolidation, or similar transaction other than a business combination that would result in the voting securities of the Company outstanding immediately prior to such a transaction continuing to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity.

Tax-Related Provisions. If Mr. Berger is deemed a specified employee as defined in Section 409A of the Internal Revenue Code, the Company may pay him interest at the prime rate plus 3% on any amounts deferred. If any payment to Mr. Berger would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, together with any interest or penalties imposed with respect to such excise tax, then Mr. Berger will be entitled to receive an additional payment equal to the amount of the excise tax.

Other Terms. Mr. Berger is prohibited from disclosing confidential information regarding the Company or engaging in any work that creates an actual conflict of interest with the Company’s business where such conflict would materially and substantially disrupt the Company’s operations. Any obligation not to disclose confidential Company information will continue for two years after the date Mr. Berger’s employment is terminated. Furthermore, during the term of the Agreement and for 12 months after, Mr. Berger has agreed, with certain exceptions, not to interfere with the Company’s relationship with its employees, customers, suppliers and other business partners.

Mark G. Thompson

In October 2004, the Company entered into an employment agreement with Mark G. Thompson which defined the terms of his employment as our Chief Financial Officer. The contract contains a “change of control” provision whereby all unvested option shares vest and become exercisable immediately in the event a person or entity purchases more than 50% of the Company’s shares. This condition lapses in October 2009, concurrent with the expiration of Mr. Thompson’s stock option grant. This agreement also prescribes a twelve month period following termination wherein Mr. Thompson is prohibited from soliciting customers and employees of the Company.

Gregory R. Liberman

In August 2005, the Company entered into an employment agreement with Gregory R. Liberman which defined the terms of his employment as our Chief Operating Officer. The agreement was amended in March 2006 and again in November 2006 to reflect updates to the terms of his employment as President and Chief Operating Officer. The agreement contains a “change of control” provision whereby all unvested option shares vest and become exercisable immediately in the event a person or entity purchases more than 50% of the Company’s shares. Either party may terminate the employment agreement without cause with 30 days notice. If the Company terminates the employment agreement without cause, or if Mr. Liberman terminates the employment agreement for good reason, Mr. Liberman is entitled to receive severance pay from the Company for a period of six months following the termination of his employment. Termination with cause includes a material misappropriation of any monies or assets or properties, a material breach by Mr. Liberman of the terms of the agreement that has not been cured within 30 days after written notice, the conviction of, or plea of guilty or nolo contendere, to a felony or to any criminal offense involving moral turpitude, gross negligence or willful misconduct. Good reason includes the Company’s requirement to relocate more than 50 miles, or any material breach by the Company which is not cured within 30 days of written notice. The amount of severance to be paid to Mr. Liberman each month will equal his monthly salary at the time of his termination, less applicable payroll tax withholding. This agreement also prescribes a twelve month period following termination wherein Mr. Liberman is prohibited from soliciting or disaffecting customers and employees of the company. If Mr. Liberman’s employment was terminated without cause or for good reason as of December 31, 2006, then he would have received his salary for the following six months, which would be an aggregate of $143,750.

Gregory J. Franchina

On May 16, 2007, the Company entered into an executive employment agreement with Gregory J. Franchina which defined the terms of his employment as the Company’s Chief Information Officer (the “Agreement”).

Term, Salary, Performance Bonus and Other Benefits. The Agreement will continue indefinitely subject to the termination provisions. Pursuant to the terms of the Agreement, Mr. Franchina will receive a base salary of $231,000 per year. Mr. Franchina will also be eligible for an annual bonus with a target amount of $125,000 determined based on the Company’s calendar year revenue, a measure of the Company’s calendar year profits such as earnings before interest, taxes, depreciation and amortization (“EBITDA”) or adjusted EBITDA, and a discretionary component (the “Performance Bonus”). The Performance Bonus for 2007 will be pro-rated. Payment of the Performance Bonus will be made at the Company’s discretion following the completion of the annual audited financial statements, but in no event later than six (6) months from the last day of each period provided Mr. Franchina has maintained continuous employment with the Company (or is entitled to severance pay as described below). As long as Mr. Franchina is employed on the date on which a Performance Bonus would have been paid for 2007, he will receive a minimum bonus payment of $15,000 for 2007. In the event the Company fails to determine a formula for the Performance Bonus prior to 60 days after the start of a period, Mr. Franchina will earn the pro rata share of the bonus between the start of the period and the date upon which the formula is determined by the Company and presented to Mr. Franchina. Mr. Franchina is eligible for all health and welfare benefits generally available to the Company’s full-time employees, he will be reimbursed for reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of the Company and vacation.

Option Grants and Change of Control. On June 1, 2007, the Company granted Mr. Franchina options to purchase 275,000 of the Company’s shares, which options were assumed by the Company pursuant to the Scheme of Arrangement, 25% of which will vest and become exercisable on June 1, 2008 and thereafter 6.25% will vest at the end of each three-month period. The options will have a term of seven years. Plus, the options will contain a “Change of Control Provision” whereby all unvested options will vest if any person acquires a vested interest in more than 50% of the Company’s shares (other than in connection with the Company’s Scheme of Arrangement). However, in the event a successor company desires to retain Mr. Franchina’s services for the one-year period following a change of control, those options that were accelerated and the payment of any proceeds from such option acceleration will be deposited in an escrow which will provide that (i) if employment with the successor company is terminated during the one-year period following the change of control by the successor company for cause or by Mr. Franchina without good reason, he will forfeit the accelerated options and any proceeds, and (ii) the accelerated options and any proceeds will be paid to Mr. Franchina immediately upon the earlier of (x) the first anniversary of the change of control if Mr. Franchina maintains continuous employment with the successor company throughout the one-year period, or (y) the date of termination if Mr. Franchina’s employment is terminated for any reason other than by the successor company for cause or by Mr. Franchina without good reason.

Termination Benefits. If the Agreement is terminated by the Company without cause or by Mr. Franchina for good reason, Mr. Franchina will be entitled to receive severance pay from the Company for a period of six months. The amount of severance pay to be paid to Mr. Franchina each month shall be equal to: (i) his current monthly salary plus (ii) if Mr. Franchina has completed more than four months of the then current performance period, one-sixth of the Performance Bonus pro-rated for the completion of the period, with such severance payments to be paid in accordance with the Company’s normal payroll cycle. If the Agreement is terminated by the Company without cause or by Mr. Franchina for good reason after a performance period has been completed, he will receive the Performance Bonus for that period. Termination with “cause” means (i) a material misappropriation of any assets of the Company, (ii) a material breach by Mr. Franchina that has not been cured within 30 days after written notice, (iii) the conviction of, or plea of guilty or nolo contendere, to a felony or to any criminal offense involving moral turpitude or (iv) gross negligence or willful misconduct in connection with the material duties required by the Agreement. “Good reason” includes (i) the Company’s requirement to relocate to a location in excess of fifty (50) miles from the Company’s current office location; (ii) Mr. Franchina’s base salary or Performance Bonus target opportunity is reduced by the Company or unpaid by the Company if earned and payable, or the terms and conditions for stock option agreements are not fully complied with by the Company; (iii) a material reduction in title, duties and/or responsibilities; or (iv) any material breach by the Company that is not cured within 30 days of written notice. Mr. Franchina will not be entitled to any severance if his employment is terminated due to death or disability, he voluntarily resigns or is terminated by the Company with cause.

Joshua A Kreinberg

On July 2, 2007, the Company entered into an employment agreement with Joshua A. Kreinberg which defined the terms of his employment as the Company’s General Counsel and Secretary (the “Agreement”).

Term and Compensation. The Agreement will continue indefinitely, however, either party may terminate the Agreement upon 30 days’ written notice or immediately by the Company or Mr. Kreinberg for cause or good reason, respectively. Pursuant to the terms of the Agreement, the Company will pay Mr. Kreinberg an annual base salary of not less than $215,000 per year and in accordance with his offer letter with the Company, the Agreement provides that he is entitled to (i) a one-time bonus of $25,000 upon the Company’s successful completion of a scheme of arrangement and listing of the Company’s (or an affiliate’s) securities on a national stock exchange (or the NASDAQ National Market System) in the United States and (ii) a one-time bonus of $10,000 assuming all of the Company’s (and its affiliates’) SEC filings in 2007 are successfully made in a timely manner. In addition, Mr. Kreinberg will be eligible for annual bonuses and salary increase reviews in accordance with the normal customs and practices of the Company.

Options. In connection with the execution of the Agreement, the Company issued to Mr. Kreinberg options to purchase 70,000 of the Company’s shares (the “Options”), which options were assumed by the Company pursuant to the Scheme of Arrangement, at an exercise price per share equal to the fair market value, as quoted on the Frankfurt Stock Exchange on July 2, 2007. 17,500 of the Options vest and become exercisable on April 1, 2008 (the “Initial Vesting Date”) and thereafter 4,375 of the Options vest at the end of each three-month period following the Initial Vesting Date. All Options will automatically vest if any person acquires a vested interest in more than 50% of the Company’s shares (excluding the Scheme of Arrangement); provided, however, that if a successor company retains Mr. Kreinberg’s services for the one-year period following such change of control, then any cash proceeds (the “Accelerated Proceeds”) with respect to 50% of those options that were accelerated will be deposited into escrow. The Accelerated Proceeds will be paid to Mr. Kreinberg upon the earlier of the one-year anniversary of such change of control or if Mr. Kreinberg is terminated without cause or he resigns for good reason, and the Accelerated Proceeds will be forfeited if Mr. Kreinberg is terminated during the one-year period for cause or he resigns without good reason.

Severance. If Mr. Kreinberg is terminated without cause or he resigns for good reason, Mr. Kreinberg will receive severance pay, based on his current salary, for six months following termination. The term “cause” includes a material misappropriation of the Company’s assets, a material breach of the Agreement that has not been cured, conviction of a felony, and gross negligence or willful misconduct. “Good reason” includes relocation in excess of 50 miles, a reduction in or non-payment of base salary, the Company’s non-compliance with the terms of option agreements, and a material breach by the Company of the Agreement that is not cured.

Non-Solicitation. Pursuant to the terms of the Agreement, Mr. Kreinberg must not, for 12 months following termination of the Agreement, solicit or attempt to cause any customer of the Company (or any subsidiary, affiliated, or holding companies) not to do business with the Company nor solicit for employment, employ or disaffect any other employee of the Company (or any subsidiary, affiliated, or holding companies), other than through normal recruiting efforts applied generally to the public.

Director Compensation

We currently pay our non-employee directors the following compensation, except Michael A. Kumin, who does not receive any fees for his service on the board of directors or any committee:

•	Base Annual Board Service Fee: Each director is paid $2,500 per quarter (or $10,000 annually).

•

Excess In-Person Board Meeting Fee: Each director is paid $1,000 for in-person attendance at each in-person board meeting that is in excess of in-person attendance of four times in a calendar year, and such amount will not exceed the aggregate of $4,000 per year. No fees are paid for telephonic meetings or telephonic attendance at in-person board meetings.

•

Base Annual Committee Service Fee: Each member of the Nominating and Compensation Committees receives $1,000 annually and each member of the Audit Committee receives $2,000 annually for committee service.

•

Committee Chairmanship Annual Fee: Each Chair of the nominating and compensation committees is paid $500 annually and the Chair of the Audit Committee is paid $1,000 annually for service as a committee Chair.

•

Excess Committee In-Person Meeting Fee: Each committee member is paid $500 for in-person attendance at each in-person committee meeting that is in excess of in-person attendance of four times in a calendar year; and such amount will not exceed the aggregate of $2,000 per year. No fee is paid for telephonic meetings or telephonic attendance at in-person board meetings.

•	Expenses: Each director receives expense reimbursement for reasonable travel for in-person board and committee meeting attendance.

•

Attendance Policy: If a non-employee director is absent during any calendar year for two meetings of the board of directors or a committee for which approval of all members of the board or committee, as applicable, in attendance at the meeting is not obtained, then such non-employee director agrees to resign. Arriving substantially late to a meeting, without substantial prior notice, is deemed to be an absence from the meeting.

Prior to October 1, 2006, non-employee directors were paid $30,000 per year and received a fee of $1,000 for each in-person board and committee meeting attended and $500 for each telephonic board and committee meeting attended. Officers of our Company who are members of the board of directors are not paid any directors’ fees.

Directors are eligible to receive, from time to time, grants of options to purchase shares under our Incentive Plan, which is subject to stockholder approval. In July 2007, in connection with the Scheme of Arrangement, we assumed all outstanding options of Spark-UK. On September 12, 2006, the Board granted Messrs. Berger and Bulkeley each options to purchase 50,000 shares at an exercise price of $5.58. The total aggregate share-based compensation to be recognized over the four-year vesting period is $73,415. In 2004, we granted options to purchase 80,000 shares, which vest over a four-year period, to Michael A. Brown (who is not being re-nominated as a director) and Benjamin A. Derhy, resulting in share-based compensation expense over the four-year vesting period of $453,600 and $345,600 respectively. On August 1, 2007, the Company granted Thomas G. Stockham options to purchase 50,000 shares of the Company’s common stock at an exercise price of $4.57 per share, which vest over a four-year period. The total share-based compensation to be recognized over the four-year vesting period is $23,715.

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2006 by our board of directors.

2006 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)	All Other Compensation ($)	Total ($)
Adam S. Berger Director (2)	$3,245	$4,588	—	$7,833
Michael A. Brown Director (3)	$32,000	$113,400	—	$145,400
Jonathan B. Bulkeley Director	$3,745	$4,588	—	$8,333
Benjamin A. Derhy Director	$33,000	$86,400	—	$119,400
Christopher S. Gaffney (4) Director	–	–	—	–
Michael A. Kumin Director	–	–	—	–
Laura B. Lauder Former Director (5)	$29,375	$104,200	—	$133,575
Scott M. Sassa Former Director (5)	$3,452	$4,588	—	$8,040

(1)	Represents the expense recognized by us for fiscal year 2006 for the stock options granted, determined pursuant to SFAS 123(R) utilizing assumptions discussed in Note 1 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006. See also our discussion of share based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies, Estimates and Assumptions” in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	Effective February 2007, Mr. Berger became our Chief Executive Officer.

(3)	Based on the Nominating Committee’s proposal, the Board has not renominated Mr. Brown as a director-nominee.

(4)	Mr. Gaffney is resigning as a director effective upon the Annual Meeting of Stockholders.

(5)	Ms. Lauder and Mr. Sassa each resigned as a director effective July 31, 2007.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2006 regarding compensation plans, including individual compensation arrangements, under which equity securities of Spark Networks, Inc. are authorized for issuance. In connection with the effect of the Scheme of Arrangement, the Company assumed all outstanding options of Spark-UK under its 2000 and 2004 Share Option Schemes. All share amounts set forth below were granted under the Spark-UK Schemes. As of July 9, 2007, there were 4,744,289 shares underlying options that were assumed by the Company in connection with the Scheme of Arrangement. We intend to grant future equity awards pursuant to the 2007 Omnibus Incentive Plan, which is subject to stockholder approval and which is further described under “Proposal No. 3—Approval of the Spark Networks, Inc. 2007 Omnibus Incentive Plan.”

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column
Equity compensation plans approved by security holders	3,538,020	(1)	5.98	14,716,480	(2)
Equity compensation plans not approved by security holders	220,000	(3)	2.50	–
Total	3,758,020		N/A	14,716,480

(1)	Represents share options granted under the 2004 and 2000 Option Schemes of Spark-UK and assumed by the Company.

(2)	Represents share options available for future grants under the 2004 Share Option Scheme of Spark-UK. In connection with the Scheme of Arrangement, the Company adopted the 2007 Omnibus Incentive Plan, which is subject to stockholder approval and further described under “Proposal No. 3” in this proxy statement. The Incentive Plan currently has 2,500,000 shares authorized for issuance and beginning on the first day of the Company’s fiscal year beginning in calendar year 2009, the number of shares reserved and available for issuance will be increased by an amount equal to the lesser of (i) 2,000,000 shares, (ii) four percent (4%) of the number of outstanding shares of Company common stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the board of directors.

(3)	Represents securities subject to a warrant that was exercised and is no longer outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the Record Date are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of the Record Date, based on 27,451,889 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the Company’s outstanding common stock;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

To our knowledge, except as indicated by footnote and subject to applicable community property laws, each person named in the table below has sole voting and investment power with respect to the ordinary shares set forth opposite such person’s name. Unless otherwise indicated, the address of our officers and directors is c/o: Spark Networks, Inc., 8383 Wilshire Blvd., Suite 800, Beverly Hills, California 90211.

	Common Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage of Shares
5% stockholders:
Great Hill Investors, LLC (1)	9,085,000	33.1%
Capital Research and Management Company (2)	3,261,580	11.9%
FM Fund Management Limited (3)	2,201,890	8.0%
Absolute Return Europe Fund (4)	1,627,088	5.9%
Alon Carmel (5)	2,448,019	8.9%
David Siminoff (6)	1,522,450	5.4%

Executive Officers and Directors:
Gregory R. Liberman (7)	201,562	*
Mark G. Thompson (8)	200,000	*
Gregory J. Franchina	–	*
Joshua A. Kreinberg (8)	41,250	*
Benjamin A. Derhy (8)	60,000	*
Michael A. Kumin	–	*
Adam S. Berger (8)	12,500	*
Michael A. Brown (8)	55,000	*
Jonathan B. Bulkeley (9)	32,500	*
Thomas G. Stockham	–	*
Christopher S. Gaffney (1)	9,085,000	33.1%
All directors and executives as a group (11 persons) (10)	9,687,812	34.6%

*	Less than 1%.

(1)

Consists of 81,221 shares held by Great Hill Investors, LLC (“GHI”); 5,713,465 shares held by Great Hill Equity Partners II, Limited Partnership (“GHEP II”); and 3,072,641 shares held by Great Hill Affiliate Partners II, L.P. (“GHAP II,” and together GHI and GHEP II, the “Funds”). Each Fund is an investment fund, principally engaged in the business of making private equity and other investments. Great Hill Partners GP II, LLC (“GPII,” and together with the Funds, the “Great Hill Entities”)

is the sole general partner of GHEP II and GHAP II. Stephen F. Gormley, Christopher S. Gaffney, a director of the Company, and John G. Hayes (collectively, the “Controlling Persons”) are the managers of GPII and GHI. The principal business office of the Funds, GPII and the Controlling Persons is c/o Great Hill Partners, LLC, One Liberty Square, Boston, Massachusetts 02109. Mr. Gaffney is resigning from the board of directors effective upon the Annual Meeting.

(2)	Capital Research and Management Company (“CRMC”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 3,261,580 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. CRMC has sole dispositive power over these shares. Included in the holdings of CRMC is the holding of SMALLCAP World Fund, Inc., an investment company registered under the Investment Company Act of 1940, which is advised by CRMC. SMALLCAP World Fund, Inc. is the beneficial owner of 2,403,000 shares, of which it has sole voting power. Based on information provided to us by CRMC, CRMC is an affiliate of a broker-dealer and it acquired these securities in the ordinary course of business and that at the time of the acquisition of these securities, it had no agreements or understandings, directly or indirectly, with any person to distribute these securities. The persons controlling the investment decisions with respect to the shares held by CRMC and SMALLCAP World Fund are Gordon Crawford, J. Blair Frank, J. Dale Harvey, Claudia Huntington, Jonathan Knowles and Mark Denning. The address for both entities is 333 South Hope Street, Los Angeles, California 90071.

(3)	The registered office of FM Fund Management Limited is Queensgate House, South Church Street, George Town, Grand Cayman, Cayman Islands. Florian Homm has voting and investment powers for the shares held by FM Fund Management Limited.

(4)	Share ownership is based on a Schedule 13D filed with the Securities and Exchange Commission on September 13, 2006. Florian Homm is director of Absolute Return Europe Fund. The address is c/o 9300 Wilshire Blvd., Penthouse Suite, Beverly Hills, CA 90212.

(5)	Share ownership is based on a Schedule 13D filed with the Securities and Exchange Commission on July 6, 2007. The aggregate amount excludes 8,000 shares held by Mr. Carmel’s wife. In addition, as described in the Schedule 13D, with reference to a Schedule 13D filed on December 12, 2005, Mr. Carmel may be deemed to be part of a group with: (i) Great Hill Affiliates; (ii) Shapira; (iii) the Tiger Global Entities; (iv) the Criterion Entities; and/or (v) the other Group Members. Mr. Carmel does not affirm to be part of a group and expressly disclaims beneficial ownership of shares beneficially owned by such parties. Accordingly, such shares are not included in the amounts specified by Mr. Carmel. Mr. Carmel’s address is 269 S. Beverly Drive, # 1091 Beverly Hills, California 90212.

(6)	Includes 493,750 shares underlying options

(7)	Includes 189,062 shares underlying options.

(8)	Consists of shares underlying options.

(9)	Includes 12,500 shares underlying options.

(10)	Shares beneficially owned by all executive officers and directors as a group include options to purchase 570,312 shares. See also footnote (1) with regards to the beneficial ownership of the Company’s shares by Mr. Gaffney.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

The Company’s securities are currently registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, and pursuant to Rule 16a-2, the Company’s directors and officers and holders of 10% or more of its common stock are currently required to file statements of beneficial ownership with regards to their ownership of the Company’s equity securities under Sections 13 or 16 of the Exchange Act. The Company’s current officers, directors and beneficial holders of 10% or more of its equity securities became subject to such requirement and to date, based solely upon a review of Forms 3, 4 and 5 and any amendments thereto furnished to us during the most recent fiscal year, none of the Company’s officers or directors has failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year. However, Absolute Return Europe Fund and European Catalyst Fund, each holder of 10% or more of the Company’s common stock, did not file his, her or its respective Form 3 reflecting his, her or its acquisition of such an equity position in the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of three non-employee directors who are independent under the standards adopted by the board of directors and applicable AMEX Rules and SEC standards. The Audit Committee represents and assists the board of directors in fulfilling its responsibility for oversight and evaluation of the quality and integrity of Spark’s financial statements, Spark’s compliance with legal and regulatory requirements, the qualifications and independence of Spark’s registered public accounting firm, Ernst & Young LLP, and the performance of Spark’s internal controls and of Ernst & Young LLP.

The Audit Committee has reviewed and discussed with Spark’s management, internal finance staff, internal auditors and Ernst & Young LLP, with and without management present, Spark’s audited financial statements for the fiscal year ended December 31, 2006 and management’s assessment of the effectiveness of Spark’s internal controls over financial reporting. The Audit Committee has also discussed with Ernst & Young LLP the results of the independent auditors’ examinations and the judgments of Ernst & Young LLP concerning the quality, as well as the acceptability, of Spark’s accounting principles and such other matters that Spark is required to discuss with the independent auditors under applicable rules, regulations or generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1, as amended, and has discussed with Ernst & Young LLP their independence from Spark and management, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the fees paid to Ernst & Young LLP during the year.

Based on our review and the discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Respectfully submitted,

Benjamin A. Derhy
Jonathan B. Bulkeley
Michael A. Brown

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Efficient Frontier

In 2004, we entered into an agreement with Efficient Frontier, a provider of online marketing optimization services to procure and manage a portion of our online paid search and keyword procurement efforts. The Chief Executive Officer of Efficient Frontier is Ms. Ellen Siminoff, who is the wife of our former Chief Executive Officer and Chairman of the Board, David E. Siminoff. We paid approximately $396,000 to Efficient Frontier in 2006 and $137,000 for the six month period ended June 30, 2007.

Other Agreements

In 2004, we invested $250,000 in Yobon, Inc., a provider of Web toolbar technology. The investment was in the form of convertible debt, which would convert into equity upon Yobon’s completion of equity financing, if such equity financing was completed within certain time frames. Our former Chief Technology officer, Phil Nelson, is the Chairman of Yobon. In December 2005, we determined that the value of the Yobon investment would not be realized in full and recorded an impairment charge in the amount of $105,000. In 2006, we collected approximately $145,000, the unimpaired portion of the Yobon investment.

As of July 31, 2007, Great Hill Investors, LLC, Great Hill Equity Partners II Limited Partnership and Great Hill Affiliate Partners II L.P. own an aggregate of 9,085,000 shares of our common stock, including 3,085,000 shares of common stock acquired from affiliates of Tiger Global Management L.L.C., a former holder of more than 10% of our securities, in June 2006. On December 1, 2005, we and Great Hill Equity Partners II (“Great Hill”) entered into a standstill agreement (the “Standstill Agreement”) pursuant to which Great Hill agreed that its ability to increase its beneficial ownership of our securities would be subject to the terms and conditions of the Standstill Agreement, which has a term of five years unless terminated earlier. Pursuant to the Standstill Agreement, Great Hill agreed that it would not acquire or seek to acquire beneficial ownership of any of our voting securities (or rights to acquire any class of our securities or any subsidiary thereof) or participate in any tender, takeover or exchange offer or other business combination, or any recapitalization, restructuring, dissolution or other extraordinary transaction if (1) prior to giving effect thereto, the Great Hill Group beneficially owns less than 60% of Total Voting Power and (2) after giving effect, the Great Hill Group would beneficially own more than 29.9% of Total Voting Power. The provisions of the Standstill Agreement do not apply to (1) repurchases, redemptions, a rights issue, recapitalizations and consolidation or a share capital reduction us, and (2) offers to acquire securities by the Great Hill Group to all of the holders of our voting securities.

On January 27, 2006, we entered into a separation agreement (the “Separation Agreement”) with Joe Shapira, our former Co-Chairman, with effect from January 1, 2006 pursuant to which Mr. Shapira’s employment agreement dated March 1, 2005 (the “Employment Agreement”) was terminated. We agreed to pay Mr. Shapira severance pay in the lump sum amount of $125,000, minus applicable state and federal withholdings. Mr. Shapira retained all share options previously awarded to him, and such options vested and became exercisable on the terms set forth in the respective option certificates. We agreed to defend and indemnify Mr. Shapira to the fullest extent permitted by our charter documents and applicable law against any demand, claim, cause of action, action, loss, and/or liability that is made against him arising from or relating to Mr. Shapira’s employment with us, service as a director of our company, or otherwise. Mr. Shapira agreed to release and discharge us from any and all employment termination claims, actions, demands, rights, or damages of any kind for termination of Mr. Shapira’s employment, Employment Agreement and/or separation from our company.

Policies and Procedures with Respect to Related Party Transactions

The Company does not maintain a formal policy for determining the terms of its related party transactions. The Company’s board of directors is responsible for reviewing all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of our board of directors is required for all such transactions. The term “related party transactions” refers to transactions required to be disclosed in the Company’s filings with the SEC pursuant to Item 404 of Regulation S-K.

NOMINATIONS AND STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Proposals to be Included in Proxy Statement

Stockholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2008 annual meeting of stockholders, they must deliver a written copy of their proposal no later than April 29, 2008. If the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.

Proposals to be Submitted for Annual Meeting

Stockholders who wish to submit a proposal for consideration at our 2008 annual meeting of stockholders, but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, must, in accordance with our Bylaws, deliver a copy of their proposal no later than the close of business on the 90th day prior to the first anniversary of this annual meeting, nor earlier than the 120th day prior to the first anniversary of this annual meeting. Any stockholder submitting a proposal must provide a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial holder, if any, on whose behalf the proposal is made. The stockholder and the beneficial owner, if any, on whose behalf the proposal is made must provide their name and address as it appears on the books of the Company and the class and number of shares of the company which are beneficially owned and of record. Furthermore, such stockholder must promptly provide any other information reasonably requested by the Company.

In the event that the date of the annual meeting differs by more than 30 days from the first anniversary of the preceding year’s annual meeting or if the Company has not previously held an annual meeting, then notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Mailing Instructions

In either case, proposals should be delivered to Spark Networks, Inc., 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211, Attention: Joshua A. Kreinberg, Corporate Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing them c/o Corporate Secretary, Spark Networks, Inc., 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211, by telephone at (323) 658-3600 or by email to jkreinberg@spark.net specifying whether the communication is directed to the entire board or to a particular director. Stockholder letters are screened by Company personnel to filter out improper or irrelevant topics, such as solicitations, and to confirm that that such communications relate to matters that are within the scope of responsibilities of the board or a Committee.

OTHER BUSINESS

The board of directors does not know of any other matter to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

Joshua A. Kreinberg
Corporate Secretary

Dated: August 22, 2007

Beverly Hills, California

Appendix A

SPARK NETWORKS, INC.

2007 OMNIBUS INCENTIVE PLAN

Effective July 9, 2007

SPARK NETWORKS, INC.

2007 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01. Purpose. The purpose of the Spark Networks, Inc. 2007 Incentive Plan (as amended from time to time, the “Plan”) is to assist in attracting and retaining highly competent employees, directors and consultants to act as an incentive in motivating selected employees, directors and consultants of the Company and its Subsidiaries to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.02. Adoption and Term. The Plan has been approved by the Board to be effective as of July 9, 2007, subject to the approval of the stockholders of the Company. The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Awards may be granted hereunder after the tenth anniversary of its initial effective date.

ARTICLE II

DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.01. Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, short-term cash incentive Awards described in Article X or any other Award made under the terms of the Plan.

2.02. Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.03. Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.04. Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.

2.05. Board means the Board of Directors of the Company.

2.06. Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 25% of the Company Voting Securities unless such acquisition has been approved by the Board;

(b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the effective date of the

2

Plan and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date of the Plan, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

(c) The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than seventy five percent (75%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;

(d) The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than seventy five percent (75%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or

(e) a complete liquidation or dissolution of the Company.

2.07. Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.08. Committee means the Compensation Committee of the Board.

2.09. Company means Spark Networks, Inc. and its successors.

2.10. Common Stock means the common stock of the Company, par value $.001 per share.

2.11. Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.12. Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.13. Dividend Equivalent Account means a bookkeeping account in accordance with under Section 11.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

2.14 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.15. Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the

3

date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

2.16. Fair Market Value means, on any date, (i) the closing sale price of a share of Common Stock, as reported on the American Stock Exchange (or other established stock exchange on which the Common Stock is regularly traded) on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported; or (ii) if shares of Common Stock are not listed for trading on an established stock exchange, Fair Market Value shall be determined by the Committee in good faith.

2.17. Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.18. Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

2.19. Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.20. Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.21. Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.22. Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.23. Performance Awards means Awards granted in accordance with Article VIII.

2.24. Performance Goals means revenue, earnings before interest, depreciation, amortization and share-based compensation (“ebitdas”), earnings before interest, depreciation, amortization and share-based compensation and impairment charges (“adjusted ebitda”), contribution margin, operating profit, earnings per share, operating margins, return on total equity or total capital, cash flow from operating activities and total shareholder return, operating income, operating profit (earnings from continuing operations before interest, non-operating income or expense, and taxes), earnings per share, return on investment or working capital, return on stockholders’ equity, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities.

2.25. Plan has the meaning given to such term in Section 1.01.

2.26. Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).

2.27. Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.28. Restricted Stock Unit means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.28. Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.29. Stock Appreciation Rights means awards granted in accordance with Article VI.

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2.30 Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

2.31. Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE III

ADMINISTRATION

3.01. Committee.

(a) Duties and Authority. The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under Article X as performance-based compensation for purposes of Section 162(m) of the Code. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or designated officers or employees of the Company. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. Actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, and to the extent deemed desirable, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable. To the extent it is desirable to qualify Awards granted hereunder as “performance based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(b) Indemnification. Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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ARTICLE IV

SHARES

4.01. Number of Shares Issuable. The total number of shares initially authorized to be issued under the Plan shall be 2,500,000 shares of Common Stock; provided, however, that on January 1 of each year, beginning on January 1, 2009, such maximum aggregate number of shares of Common Stock shall be increased by an amount equal to the lesser of (i) 2,000,000 shares, (ii) four percent (4%) of the number of outstanding shares of Common Stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the Board. No more than 500,000 shares of Common Stock may be issued under the Plan as Awards under Articles VII, VIII and IX. The foregoing share limits shall be subject to adjustment in accordance with Section 11.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.

4.02. Shares Subject to Terminated Awards. Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Common Stock forfeited as provided in Section 7.02(a), Stock Units and other stock-based Awards terminated or forfeited as provided in Article IX, and Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan. In the event of the exercise of Stock Appreciation Rights, whether or not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

ARTICLE V

PARTICIPATION

5.01. Eligible Participants. Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Incentive Stock Options may only be granted to employees of the Company and its Subsidiaries. Subject to adjustment in accordance with Section 11.07, in any calendar year, no Participant shall be granted Awards in respect of more than 1,500,000 shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other Awards of Common Stock or rights with respect thereto) or cash-based Awards for more than $1.0 million.

ARTICLE VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01. Option Awards.

(a) Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

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(b) Purchase Price of Options. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that in no event shall the Purchase Price be less than the Fair Market Value on the Date of Grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the Date of Grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the Purchase Price of each share of Common Stock which may be purchased upon the exercise of the Incentive Stock Option shall be no less than 110% of the Fair Market value per shares on the Date of Grant.

(c) Designation of Options. The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option.

(d) Incentive Stock Option Share Limitation. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

(e) Rights As a Stockholder. A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

6.02. Stock Appreciation Rights.

(a) Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b) Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option; provided, however, that in no event shall the Exercise Price be less than the Fair Market Value on the Date of Grant. Upon exercise of Stock Appreciation Rights granted in tandem with options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

(c) Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock,

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the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.03. Terms of Stock Options and Stock Appreciation Rights.

(a) Conditions on Exercise. An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.

(b) Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

(i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii) Termination of the Award in the event of a Participant’s disability, Retirement, death or other Termination of Service as provided in the Award Agreement; or,

(iii) In the case of an Incentive Stock Option, ten years from the Date of Grant; provided, however, that if at the Date of Grant of an Incentive Stock Option the Participant owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the Date of Grant or such shorter term as may be provided in the Award Agreement; or

(iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

(c) Acceleration or Extension of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.

6.04. Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised prior to the close of business on the expiration date of the Option or Stock Appreciation Right by notice to the Company or by such other method as provided in the Award Agreement or as the Committee may establish or approve from time to time. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option

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shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

6.05. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement or any other agreement with the Company, or unless the Options are assumed or substituted by the successor corporation or a Parent or Subsidiary of the successor corporation and subject to Section 11.07(b) herein, in the event of a Change in Control, all Options outstanding on the date of such Change in Control, and all Stock Appreciation Rights shall become immediately and fully exercisable. The provisions of this Section 6.05 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities. Notwithstanding the foregoing, the Administrator may, in its sole and absolute discretion, in the event of a Change of Control take any other action its deems appropriate with respect to Options and Stock Appreciation Rights outstanding on the date of a Change in Control.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

7.01. Award of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares or Restricted Stock Units intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

7.02 Restricted Shares.

(a) Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

(b) Stockholder Rights. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall

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become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a).

(c) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant’s right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

(d) Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.04, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(e) Forfeiture of Restricted Shares. Subject to Sections 7.02(f) and 7.04, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(f) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.03. Restricted Stock Units.

(a) Settlement of Restricted Stock Units. Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred. Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine. The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed. As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.

(b) Shareholder Rights. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a shareholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.

(c) Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other

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conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Committee shall deem appropriate.

(d) Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with such terms as may be established by the Committee.

7.04 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement or any other agreement with the Company, or unless the Awards are assumed or substituted by the successor corporation or a Parent or Subsidiary of the successor corporation and subject to Section 11.07(b) herein, in the event of a Change in Control, all restrictions applicable to Restricted Shares and Restricted Stock Unit Awards shall terminate fully and the Participant shall immediately have the right to the delivery in accordance with Section 7.02(d) of a share certificate or certificates evidencing a number of shares of Common Stock equal to the full number of shares subject to each such Award (in the case of Restricted Stock) or payment in accordance with Section 7.03(a) of a number of shares of Common Stock determined by the Committee, in its discretion, but, in the case of a performance-based or other contingent Award, in no event less than the number of shares payable at the “target” level for each such Award (in the case of Restricted Stock Units). The provisions of this Section 7.04 shall not be applicable to any Restricted Share Award granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities. Notwithstanding the foregoing, the Administrator may, in its sole and absolute discretion, in the event of a Change of Control take any other action its deems appropriate with respect to Restricted Shares and Restricted Stock Unit Awards outstanding on the date of a Change in Control.

ARTICLE VIII

PERFORMANCE AWARDS

8.01. Performance Awards.

(a) Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b) Performance Targets. Subject to Section 11.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards to “covered employees” (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.

(c) Earning Performance Awards. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

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(d) Payment of Earned Performance Awards. Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.02. Termination of Service. In the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.

8.03. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement or any other agreement with the Company, or unless the Awards are assumed or substituted by the successor corporation or a Parent or Subsidiary of the successor corporation and subject to Section 11.07(b) herein, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully vested and payable to all Participants and shall be paid to Participants in accordance with Section 8.01(d), within 30 days after such Change in Control. The provisions of this Section 8.03 shall not be applicable to any Performance Award granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities. Notwithstanding the foregoing, the Administrator may, in its sole and absolute discretion, in the event of a Change of Control take any other action its deems appropriate with respect to Performance Awards outstanding on the date of a Change in Control.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01. Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02. Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a) Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b) If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

(c) The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

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ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

10.01. Eligibility. Executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article X.

10.02. Awards.

(a) Performance Targets. The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

(b) Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c) Payment of Awards. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year.

(d) Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

(e) Guidelines. The Committee shall adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

(f) Non-Exclusive Arrangement. The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best of the Company.

ARTICLE XI

TERMS APPLICABLE GENERALLY TO AWARDS

GRANTED UNDER THE PLAN

11.01. Plan Provisions Control Award Terms. Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

11.02. Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted

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shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

11.03. Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

11.04. Limitation on Transfer. Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

11.05. Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a) The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(b) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

11.06. Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve. With the consent of the Participant, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company; provided, however, that no such substitution shall be permitted without the approval of the Company’s stockholders if such approval is required by the rules of any applicable stock exchange.

11.07. Adjustments to Reflect Capital Changes.

(a) Recapitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of

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the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) Merger. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of all Options or receipt of other Award to receive (subject to any required action by stockholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. Notwithstanding Section 11.15, in the event of a Merger in which the Company is not the surviving corporation, outstanding Awards shall be subject to the agreement governing the Merger, which may provide, without limitation, for the assumption of Awards by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents. In any event, the exercise and/or vesting of any Award that was permissible solely by reason of this Section 11.07(b) shall be conditioned upon the consummation of the Merger.

(c) Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

11.08. No Right to Continued Service. No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

11.09. Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.10. Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Delaware and construed in accordance therewith.

11.11. No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.12. Compliance with Rule 16b-3. It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized

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to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

11.13. Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

11.14. Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

11.15. Amendment and Termination.

(a) Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

(b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

11.16. Foreign Qualified Awards. Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

11.17. Dividend Equivalents. For any Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms shall apply:

(a) Terms and Conditions. Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

(b) Unfunded Obligation. Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set

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aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

11.18 Adjustment of Performance Goals and Targets. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.

11.19 Legality of Issuance. Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act of 1933 or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, and (iii) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

11.20 Restrictions on Transfer. Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.

11.21 Further Assurances. As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

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☐

Ú DETACH PROXY CARD HERE Ú

Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.	☒ Votes MUST be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.			In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
1. Election of Directors					FOR AGAINST ABSTAIN
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and list the name(s) of the nominee(s) for which you wish to withhold authority on the “Exceptions” line below.			3.	Approve the Spark Networks, Inc. 2007 Omnibus Incentive Plan.	☐ ☐ ☐

FOR all nominees ☐ listed below	WITHHOLD AUTHORITY ☐ to vote for all nominees listed below	FOR ALL EXCEPT ☐

Nominees: Benjamin A. Derhy, Thomas G. Stockham				To change your address, please mark this box. ☐

* Exceptions				If you plan to attend the meeting, please mark this box. ☐

	FOR	AGAINST	ABSTAIN

2. Approve the reappointment of Ernst & Young LLP., as the Company’s independent registered public accounting firm for the year ending December 31, 2007.	☐	☐	☐

SCAN LINE

The signature on this Proxy should correspond exactly with stockholder’s name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Date Share Owner sign here	Co-Owner sign here

SPARK NETWORKS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 8, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Spark Networks, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated August 22, 2007, and hereby appoints Mark G. Thompson, the Company’s Chief Financial Officer, and Joshua A. Kreinberg, the Company’s General Counsel and Corporate Secretary, or either of them acting singly in the absence of the other, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Spark Networks, Inc to be held on October 8, 2007, at 10:00 am Pacific Standard Time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of the nominees listed in proposal 1 and FOR proposals 2 and 3.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSAL 2 AND PROPOSAL 3 AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Address Change

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.